UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

CEREBAIN BIOTECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54381	26-1974399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Anton Blvd., Suite 1100 Costa Mesa, CA 92626 (Address of principal executive offices) (zip code)

(714) 371-4109 (Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On August 3, 2017, we issued 80,000 shares of our common stock to a non-affiliate investor at $1.25 per share in exchange for $100,000, which was paid to us in two tranches, $50,000 on June 29, 2017 and $50,000 on July 24, 2017. The investor has an existing stock purchase agreement with us that allows him to purchase up to $2,000,000 worth of our common stock at $1.25 per share. In addition to the 80,000 shares of our common stock, we will issue the investor a warrant to acquire 80,000 shares of our common stock at $2.50 per share. Based on the representations of the investor in the stock purchase agreement, the issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was accredited and sophisticated, familiar with our operations, and there was no solicitation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cerebain Biotech Corp.
a Nevada corporation

Dated: August 4, 2017	By:	/s/ Eric Clemons
Eric Clemons
	Its:	President

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